UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 30, 2008
Date of Report

June 25, 2008
(Date of Earliest Event Reported)

AMERIWEST ENERGY CORP.

(Exact name of Registrant as Specified in its Charter)

123 West 1st Ave., Suite 215,
Casper, WY 82601
(Address of Principal Executive Offices)

Tel: (307) 266-4409
(Registrant's Telephone Number)

Nevada	333-122449	98-0359930
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 25, 2008, Ameriwest Energy Corp. (the “Company”) entered into an Amendment (the “Amendment”) to the Exclusive Option to Purchase with Alpha Development Corporation and JK Minerals, Inc. (collectively, the “Sellers”) dated April 15, 2008.

Under the terms of the Option, Sellers had agreed to grant the Company an exclusive option (the “Option”) to purchase certain assets pertaining to the Cole Creek Unit and adjacent leases located in Natrona and Converse Counties, Wyoming (“Cole Creek”) for the aggregate purchase price of $10,000,000. In exchange for the Option grant, the Company had agreed to pay Option fees totaling $400,000 (the “Option Fees”).

Under the terms of the Amendment, Sellers and the Company agreed to amend the terms of the Option by extending the closing of the transaction to October 30, 2008 provided that the Company made payments of $200,000 to Sellers no later than August 18, 2008 and $150,000 no later than September 17, 2008. In the event the Option is not exercised, the extension payments totaling $350,000 shall be forfeited by the Company and retained by the Sellers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIWEST ENERGY CORP.

By: /s/ Walter Merschat
       Walter Merschat, Chief Executive Officer

Dated: June 30, 2008